                                                                      EXHIBIT 12

                          SHAWMUT NATIONAL CORPORATION

   COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
        COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

                            1994        1993        1992        1991        1990
                         ----------  ----------  ----------  ----------  ----------
                                 YEAR ENDED DECEMBER 31, (IN THOUSANDS)
EARNINGS
  Income (loss) before
   income taxes,
   extraordinary credit
   and cumulative
   effect of accounting
   changes.............. $  371,604  $  289,476  $  108,625  $ (169,223) $ (155,672)
  Portion of rents
   representative of
   the interest factor..     16,891      18,037      19,525      19,491      19,903
  Interest on other
   borrowings...........    368,347     262,413     192,240     217,739     340,650
  Interest on notes and
   debentures...........     94,807      70,646      59,321      60,436      63,105
  Amortization of debt
   issuance cost........        844       1,394         594         618         578
                         ----------  ----------  ----------  ----------  ----------
Earnings including
 interest on deposits...    852,493     641,966     380,305     129,061     268,564
  Interest on deposits..    406,346     420,966     622,436     933,665   1,253,609
                         ----------  ----------  ----------  ----------  ----------
Earnings excluding
 interest on deposits... $1,258,839  $1,062,932  $1,002,741  $1,062,726  $1,522,173
                         ==========  ==========  ==========  ==========  ==========
FIXED CHARGES
  Portion of rents
   representative of
   the interest factor.. $   16,891  $   18,037  $   19,525  $   19,491  $   19,903
  Interest on other
   borrowings...........    368,347     262,413     192,240     217,739     340,650
  Interest on notes and
   debentures...........     94,807      70,646      59,321      60,436      63,105
  Amortization of debt
   issuance cost........        844       1,394         594         618         578
                         ----------  ----------  ----------  ----------  ----------
  Fixed charges
   excluding interest on
   deposits.............    480,889     352,490     271,680     298,284     424,236
  Interest on deposits..    406,346     420,966     622,436     933,665   1,253,609
                         ----------  ----------  ----------  ----------  ----------
  Fixed charges
   including interest on
   deposits............. $  887,235  $  773,456  $  894,116  $1,231,949  $1,677,845
                         ==========  ==========  ==========  ==========  ==========
COMBINED FIXED CHARGES
 AND PREFERRED STOCK
 DIVIDEND REQUIREMENTS
  Fixed charges
   excluding interest on
   deposits............. $  480,889  $  352,490  $  271,680  $  298,284  $  424,236
  Preferred stock
   dividend
   requirements.........     24,117      23,438      15,952       2,262       2,328
                         ----------  ----------  ----------  ----------  ----------
                         $  505,006  $  375,928  $  287,632  $  300,546  $  426,564
                         ==========  ==========  ==========  ==========  ==========
  Fixed charges
   including interest on
   deposits............. $  887,235  $  773,456  $  894,116  $1,231,949  $1,677,845
  Preferred stock
   dividend
   requirements.........     24,117      23,438      15,952       2,262       2,328
                         ----------  ----------  ----------  ----------  ----------
                         $  911,352  $  796,894  $  910,068  $1,234,211  $1,680,173
                         ==========  ==========  ==========  ==========  ==========
RATIOS
  Earnings to fixed
   charges
   Excluding interest on
    deposits............       1.77x       1.82x       1.40x       0.43x       0.63x
   Including interest on
    deposits............       1.42        1.37        1.12        0.86        0.91
  Earnings to combined
   fixed charges and
   preferred stock
   dividend requirements
   Excluding interest on
    deposits............       1.69        1.71        1.32        0.43        0.63
   Including interest on
    deposits............       1.38        1.33        1.10        0.86        0.91
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